Neither the warrant represented by this certificate (the “Warrant”) nor the shares issuable upon exercise thereof (the “Warrant Shares”) have been registered under the Securities Act of 1933, as amended (the “Act”), or registered or qualified under applicable state securities laws. Sheffield Pharmaceuticals, Inc. is not required to give effect to any transfer of the Warrant or the Warrant Shares unless (1) there is an effective registration statement under the Act with respect to the Warrant or the Warrant Shares, as applicable, and the Warrant or the Warrant Shares, as applicable, are registered or qualified under applicable state securities laws, or (2) the holder of the Warrant provides to Sheffield an opinion of counsel reasonably acceptable to Sheffield to the effect that the transfer may be made without registration under the Act and applicable state securities laws.

SHEFFIELD PHARMACEUTICALS, INC.

WARRANT CERTIFICATE

This warrant certificate certifies that ________________ (the “Holder”) is the owner of a warrant (the “Warrant”) entitling it at any time prior to the Expiration Date to purchase from Sheffield Pharmaceuticals, Inc., a Delaware corporation (“Sheffield”), for a purchase price of $0.74 per share (the “Exercise Price”), _________ shares of common stock, par value $0.01 per share, of Sheffield (the “Common Stock” those shares, “Warrant Shares”), the number of Warrant Shares and the Exercise Price being subject to adjustment as provided herein.

1.          Exercise. The Warrant is exercisable, at the option of the Holder, in whole or in part at any time after issuance and prior to the Expiration Date upon surrender of this warrant certificate to Sheffield, together with a duly completed Notice of Exercise in the form attached hereto as Annex A and payment to Sheffield, simultaneous with delivery of the Notice of Exercise, of an amount equal to the Exercise Price multiplied by the number of Warrant Shares issuable on exercise of the Warrant.

2.          Expiration Date. “Expiration Date” means 5:00 p.m. New York time on October 31, 2011

3.          Partial Exercise. The Warrant may be exercised in part by surrender of this warrant certificate in the manner provided in Section 1, except that the amount payable by the Holder on partial exercise is the amount obtained by multiplying the number of Warrant Shares designated by the Holder in the Notice of Exercise by the Exercise Price then in effect. On any partial exercise Sheffield at its expense shall forthwith issue and deliver to or upon the order of the Holder a warrant certificate in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) requests containing terms substantially identical to those contained in this warrant certificate evidencing a warrant for a number of Warrant Shares equal to the number of Warrant Shares remaining unpurchased.

4.          Registration and Transfer on Company Books. (a) Prior to due presentment for registration of transfer of this warrant certificate or the Warrant Shares, Sheffield may deem and treat the Holder as the absolute owner thereof, regardless of any notice to the contrary.

(b)        Sheffield shall register upon its books any transfer of this warrant certificate upon its surrender to Sheffield with a written instrument of transfer duly executed by the Holder or by a duly authorized attorney. Upon registration of transfer, Sheffield shall issue a new warrant certificate to the transferee and shall cancel the surrendered warrant certificate.

(c)        Neither the Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Act”), or registered or qualified under applicable state securities laws. Sheffield is not required to give effect to any transfer of the Warrant or the Warrant Shares unless (1) there is an effective registration statement under the Act with respect to the Warrant or the Warrant Shares, as applicable, and the Warrant or the Warrant Shares, as applicable, are registered or qualified under applicable state securities laws, or (2) the Holder provides to Sheffield an opinion of counsel reasonably acceptable to Sheffield to the effect that the transfer may be made without registration under the Act and applicable state securities laws.

5.          Reservation of Shares. Sheffield shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrant, the number of shares of capital stock then issuable upon the exercise of the Warrant. Sheffield shall upon issue cause all Warrant Shares to be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and shall cause the Warrant Shares to be listed on each national securities exchange, if any, on which the other shares of Common Stock are then listed.

6.          Loss or Mutilation. Sheffield shall execute and deliver a new warrant certificate in lieu of one that has been lost, stolen, destroyed or mutilated upon receipt by Sheffield of reasonable evidence of ownership and either indemnity reasonably satisfactory to Sheffield (in the case of loss, theft or destruction) or surrender and cancellation of a mutilated warrant certificate.

7.          Adjustment of Exercise Price and Number of Warrant Shares. (a) The number of Warrant Shares and the Exercise Price are subject to adjustment as follows:

(1)

If at any time after the date hereof Sheffield (A) declares a dividend or makes a distribution on its outstanding shares of Common Stock payable in shares of its capital stock, (B) subdivides its outstanding shares of Common Stock through stock split or otherwise, (C) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (D) issues by reclassification of its Common Stock (including any reclassification in connection with a consolidation or merger in which Sheffield is the continuing corporation) other securities of Sheffield, the number or nature, or both, of the Warrant Shares on the record date thereof (in the case of a dividend) or at the effective time thereof (in the case of a subdivision, combination or reclassification) will be adjusted so as to entitle the Holder to receive after that time the number and nature of Warrant Shares or other securities of Sheffield that the Holder would have been entitled to receive by virtue of any of the events described above, had the Warrant been exercised immediately prior to that time.

(2)	If Sheffield distributes to all holders of shares of Common Stock, or all holders of Common Stock otherwise become entitled to receive, shares of capital stock of Sheffield

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(other than dividends or distributions on its Common Stock referred to in Section 7(a)(1)), evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares of Sheffield’s capital stock or evidences of its indebtedness, then in each case the number of Warrant Shares will thereafter be determined by multiplying the number of Warrant Shares prior thereto by a fraction, the numerator of which is the Current Market Price on the record date mentioned below in this Section 7(a)(2), and the denominator of which is the Current Market Price on the record date minus the then fair value (as determined by the board of directors of Sheffield, in good faith, whose determination will be final, binding and conclusive on Sheffield and the Holder) of the shares of Sheffield’s capital stock other than Common Stock, evidences of indebtedness, or of such rights, options, warrants or convertible securities, distributed with respect to each share of Common Stock. Such an adjustment must be made whenever any such distribution is made, and is effective retroactively as of the record date for the determination of stockholders entitled to receive that distribution.

(3)

In the event of any capital reorganization or any reclassification of the capital stock of Sheffield or in case of the consolidation or merger of Sheffield with another corporation (other than a consolidation or merger in which the outstanding shares of Common Stock are not converted into or exchanged for other rights or interests and other than a reclassification to which Section 7(a)(1)(D) applies and other than the merger of Sheffield into a wholly owned subsidiary of a public shell company, or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of Sheffield, the Holder will thereafter be entitled to purchase (and it must be a condition to the consummation of that reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that the Holder thereafter be entitled to purchase) the number and nature of shares of stock and other securities and property (including cash) that the Holder would have been entitled to receive had the Warrant been exercised immediately prior to the effective date of that reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments must be made in the application of the provisions of this Section 7 with respect to rights and interest thereafter of the Holder to the end that the provisions of this Section 7 thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrant. The provisions of this Section 7(a)(3) are similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(4)

Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as provided in this Section 7(a), the Exercise Price must be adjusted by multiplying the Exercise Price immediately prior to that adjustment by a fraction, the numerator of which is the number of Warrant Shares immediately prior to that adjustment, and the denominator of which is the number of Warrant Shares immediately thereafter.

(b)        In the event Sheffield declares a dividend, or makes a distribution to the holders of shares of Common Stock generally, whether in cash, property or assets of any kind, or

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any dividend payable in stock or securities of any other issuer owned by Sheffield (excluding cash dividends payable out of current or retained earnings declared from time to time by Sheffield’s board of directors or any dividend or distribution referred to in Section 7(a)(1) or Section 7(a)(2)), the Exercise Price will be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this Section 7(b), the “Per Share Value” of a cash dividend or other distribution means the dollar amount of the distribution on each share of Common Stock and the “Per Share Value” of any dividend or distribution other than cash means the fair market value of that non-cash distribution on each share of Common Stock as determined in good faith by the board of directors of Sheffield, whose determination will be final, binding and conclusive on Sheffield and the Holder.

(c)        No adjustment in the number of Warrant Shares, or in the Exercise Price, is required unless that adjustment would require an increase or decrease of at least 3% in the number of Warrant Shares or in the Exercise Price, except that any adjustments that by reason of this Section 7(c) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Exercise Price must be rounded to the nearest one hundredth of a share or the nearest cent, as the case may be. Anything in this Section 7 to the contrary notwithstanding, Sheffield is entitled, but not required, to make such changes in the number of Warrant Shares or in the Exercise Price, in addition to those required by this Section 7, as it in its discretion determines to be advisable in order to ensure that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by Sheffield to the holders of its Common Stock does not result in any tax to the holders of Common Stock or securities convertible into Common Stock.

(d)        Whenever the number of Warrant Shares or the Exercise Price is adjusted, as herein provided, Sheffield shall mail to the Holder, at the address of the Holder shown on the books of Sheffield, a notice of that adjustment or adjustments, prepared and signed by the Chief Executive Officer or Secretary of Sheffield, setting forth the number of Warrant Shares and the Exercise Price after that adjustment, a brief statement of the facts requiring that adjustment and the computation by which that adjustment was made. In the absence of manifest error, this computation will be final, binding and conclusive on Sheffield and the Holder.

(e)        If at any time prior to the Expiration Date and prior to exercise of the Warrant:

(1)	Sheffield declares any distribution (other than a cash dividend or a dividend payable in securities of Sheffield with respect to the Common Stock); or
(2)

Sheffield offers for subscription to the holders of the Common Stock any additional shares of stock of any class or any other securities convertible into Common Stock or any rights to subscribe thereto; or

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(3)

Sheffield declares any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock; or

(4)	Sheffield declares a dividend, other than a dividend payable in shares of Sheffield’s own Common Stock; or
(5)	there is any capital change in Sheffield as set forth in Section 7(a)(3); or
(6)

there is a voluntary or involuntary dissolution, liquidation or winding up of Sheffield (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter being referred to as a “Notification Event”), Sheffield shall cause to be mailed to the Holder, not less than 20 days prior to the record date, if any, in connection with that Notification Event (or as soon as practicable, if there is no record date, or if 20 days prior notice is impracticable) written notice specifying the nature of that event and the effective date of, or the date on which the books of Sheffield will close or a record will be taken with respect to, that event. That notice must also set forth facts indicating the effect of that action (to the extent this effect is known at the date of that notice) on the Exercise Price and the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrant.

(f)         The form of warrant certificate need not be changed because of any change in the number of Warrant Shares or the Exercise Price, and any warrant certificate issued before or after any such change may state the same number of Warrant Shares and the same Exercise Price as stated in the warrant certificates theretofore issued. Sheffield may, however, at any time, in its sole discretion, make any change in the form of warrant certificate that it deems appropriate and that does not affect the substance thereof, and any warrant certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding warrant certificate or otherwise, may be in the form as so changed.

8.          Call of Warrant by Sheffield. Sheffield may, at its option, call the Warrant if the average daily trading price of Sheffield’s common stock exceeds, for at least 20 of 30 consecutive trading days, a price per share that is equal to or greater than 250% of the Warrant’s exercise price of $.74 per share, and there is an effective registration statement registering the shares of Sheffield common stock underlying the Warrant.

9.          Voluntary Adjustment by Sheffield. Sheffield may, at its option, at any time reduce the then current Exercise Price to any amount deemed appropriate by the board of directors of Sheffield or extend the Expiration Date, or both.

10.        Fractional Shares. Anything contained herein to the contrary notwithstanding, Sheffield is not required to issue any fraction of a share of Common Stock in connection with the exercise of the Warrant. Upon exercise of the Warrant, Sheffield shall issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the aggregate Exercise Price and shall pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by the Current Market Price (as determined pursuant to

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Section 11) as of the last business day preceding the date on which the Warrant is presented for exercise.

11.        Determination of Current Market Price. (a) As used herein, “Current Market Price” means, as of each date of determination, the following:

(1)

if there is a public market for the Common Stock, the average of the daily market price per share of Common Stock for 20 consecutive days that the public market is open for business (each such day, a “Trading Day”) before the date of determination; and

(2)	if there is no such public market, the Appraised Value Per Share.
(b) The daily market price for each Trading Day is as follows:
(1)	the last sale price on that Trading Day on the principal stock exchange on which the Common Stock is then listed or admitted to trading;
(2)	if no sale takes place on that Trading Day on that exchange, the average of the last reported closing bid and asked prices on that Trading Day as officially quoted on that exchange;
(3)

if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on that Trading Day in the over-the-counter market, as furnished by the NASD’s Automatic Quotation System or the National Quotation Bureau, Inc.;

(4)

if neither NASD’s Automatic Quotation System nor the National Quotation Bureau, Inc. is at the time engaged in the business of reporting such prices, as furnished by any similar Person then engaged in that business; or

(5)	if there is no such Person, as furnished by any member of the NASD selected by Sheffield.

(c)        As used in this warrant certificate, “Appraised Value Per Share” means, as of each date of determination, the fair saleable value of the Common Stock as of the last day of the most recent fiscal month ending prior to that date divided by the number of Fully Diluted Outstanding shares of Common Stock. The Appraised Value Per Share must be made by a U.S. investment banking firm of nationally recognized standing selected by Sheffield. Sheffield shall retain, at its sole cost, the investment banking firm responsible for determining the Appraised Value Per Share. The Appraised Value Per Share must (1) be determined on a consolidated basis without giving effect to any discount for (A) minority interest or (B) any lack of liquidity of the Common Stock or, if applicable, Sheffield not having any class of equity registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) must be based on the sale of Sheffield in an arms’-length sale between a willing buyer and a willing seller with neither acting under compulsion.

12.        Tax. The issuance of any shares or other securities upon exercise of the Warrant, and the delivery of certificates or other instruments representing those shares or other securities,

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will be without charge to the Holder for any tax or other charge in respect of that issuance. Sheffield is not, however, required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and Sheffield is not required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof have paid to Sheffield the amount of that tax or have established to the satisfaction of Sheffield that that tax has been paid.

13.        Legend. The Warrant Shares issued on exercise of the Warrants will be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares must bear the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or registered or qualified under applicable state securities laws. Sheffield, Inc. is not required to give effect to any transfer of these securities unless (1) there is an effective registration statement under the Act with respect to these securities and these securities are registered or qualified under applicable state securities laws or (2) Sheffield is provided with an opinion of counsel reasonably acceptable to Sheffield to the effect that the transfer may be made without registration under the Act and applicable state securities laws pursuant to an applicable exemption from the registration requirements of the Act and those laws.

14.        No Rights as Stockholder. The Holder does not have solely on account of that status any rights of a stockholder of Sheffield, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of Sheffield, except as provided in this warrant certificate.

15.        Notices. Every notice or other communication required or contemplated by this Warrant must be in writing and sent by one of the following methods: (1) personal delivery, in which case delivery is deemed to occur the day of delivery; (2) transmission by telecopy with acknowledgement of receipt, in which case delivery is deemed to occur the day of transmission; (3) certified or registered mail, postage prepaid, return receipt requested, in which case delivery is deemed to occur the day it is officially recorded as delivered to the intended recipient; (4) for delivery from a U.S. address to a non-U.S. address, or vice versa, delivery by recognized express delivery service such as Federal Express or DHL Worldwide Express, in which case delivery will be deemed to occur three days after sending; or (5) for delivery from one U.S. address to another, next-day delivery by recognized overnight delivery service such as Federal Express, in which case delivery is deemed to occur the day after sending. In each case, a notice or other communication sent to a party must be directed to the coordinates for that party set forth below, or to other coordinates designated by that party by written notice:

if to the Holder, at its last known address appearing on the books of Sheffield maintained for that purpose; and

if to Sheffield at:

Sheffield Pharmaceuticals, Inc.

3985 Research Park Drive

7

Ann Arbor, MI 48108

Attention:	Steve H. Kanzer

Chairman and CEO

16.        Governing Law. This warrant certificate is governed by the laws of the State of Delaware without regard to principles of conflict of laws.

Sheffield is executing this warrant certificate as of October 31, 2006.

SHEFFIELD PHARMACEUTICALS, INC.
By:
Steve H. Kanzer
Chairman and Chief Executive Officer

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CSW17

Annex A

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise the Warrant owned by the undersigned pursuant to the accompanying warrant certificate for, and to purchase thereunder, ______ shares of common stock, par value $0.01 per share, of Sheffield Pharmaceuticals, Inc., and herewith makes payment of the Exercise Price (as defined in the warrant certificate) of those shares in full as provided in the warrant certificate.

Print Name

Signature

Address of Holder: